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                            FIFTH AMENDMENT TO LEASE

      THIS FIFTH AMENDMENT TO LEASE ("5th Amendment"), dated this 17 day of January, 2001, is entered into by and between DRAPER LAND LIMITED PARTNERSHIP No. 2, a Utah limited partnership ("Landlord"), and 1-800 CONTACTS, INC., a Delaware Corporation ("Tenant").

                              W I T N E S S E T H:

      Whereas, Landlord and Tenant (then known as 1-800-LENS NOW, INC., dba 1-800-CONTACTS, A Utah corporation) entered into a Lease dated November 3, 1997, as amended by the First Amendment to Lease, dated May 25, 1998, the Second Amendment to Lease, dated August 6, 1998, the Third Amendment to Lease, dated January 17, 2001, and the Fourth Amendment to Lease dated January 17, 2001, which are incorporated herein by reference ("Amended Lease");

      Whereas, the parties hereto desire to amend certain terms and conditions of the Amended Lease as specifically indicated in this Amendment. However, unless specifically amended herein, all terms and conditions of the Amended Lease remain in full force and effect.

      NOW, THEREFORE, in consideration of the mutual promises, representations and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    The recitals contained herein are hereby incorporated by reference.

      2. Article 1 (a) of Amended Lease shall be amended to increase the premises by the following:

      (a) 3rd Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises, highlighted on Exhibit A-I attached hereto, which include approximately 2,409 Rentable square feet of office space ("3rd Expansion Space") The location of the 3rd Expansion Space and related Building is commonly known as: 66 E. Wadsworth Park Dr., Bldg. B, Suite #103, Draper, UT 84020 (the "Building").

      (b) Lease term for 3rd Expansion Space. The Lease Term for the 3rd Expansion Space shall be 65 months commencing December 1, 2000, and ending on April 30, 2006. Options to extend the lease for the 3rd Expansion Space shall be the same as for the Original Premises as specified in the Lease.

      (c) Rent for 3rd Expansion Space. The Base Rent, paid on a monthly basis, under the Amended Lease is $17.70 per year per per rentable square foot. Base rent shall be


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            increased by $.60 per year per Rentable square foot on May 25th consistent with the annual increase date in the Lease.

      3. Additional parking stalls. Tenant will have use of an additional 5 non-reserved parking stalls for each 1,000 Rentable square foot of 3rd Expansion Space.

      4.    Security Deposit. No additional security deposit is required.

      5. Miscellaneous. Except as expressly modified herein, the Lease, First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease, and Fourth Amendment to Lease, remain in full force and effect between the parties in accordance with their original terms.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Lease dated the day and year first above written.

TENANT,                              LANDLORD,

1-800-Contacts, Inc.                 DRAPER LAND LIMITED PARTNERSHIP No. 2


By: /s/ Scott [ILLEGIBLE]            By: /s/ Kip Wadsworth
    --------------------                 -----------------
                                             Kip Wadsworth


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